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                                                                   EXHIBIT 23(c)



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement of Malan Realty Investors, Inc. on Form S-2 of our report on the combined statement of revenues and certain expenses of the Midwest Shopping Center Retail Portfolio dated May 15, 1998, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



                                        /s/ Katz, Sapper & Miller, LLP
                                        KATZ, SAPPER & MILLER, LLP
                                        Certified Public Accountants

Indianapolis, Indiana
June 19, 1998